                                                                EXHIBIT 10.50


                         MORTGAGE LOAN PROMISSORY NOTE
                               ("MORTGAGE NOTE")


$75,000.00                                               September 20, 1991


            FOR VALUE RECEIVED, THE UNDERSIGNED, VINCE PISANO ("Employee") and GAIL PISANO, his wife (collectively, "Makers"), hereby jointly and severally promise to pay, on the earlier of (i) September 12, 1994 or (ii) such date provided for in paragraph 2 of the Employee Loan Agreement between Pisano and EMI of even date (the "Loan Agreement"), to the order of Educational Medical, Inc. ("EMI") at 1050 Cambridge Square, Suite C, Alpharetta, GA 30201, or at such other place as shall be designated by EMI, the sum of SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00)("principal") in lawful money of the United States of America.

            Except as provided in the next following paragraph of this Promissory Note, the principal amount payable hereunder shall not bear interest. This Promissory Note may be prepaid, in whole or in part, at any time, without penalty.

            If payment of any principal balance outstanding under this Promissory Note shall remain unpaid for thirty (30) days after it is due or after earlier demand therefor is made as provided herein, Makers shall pay, in addition to any other amounts due hereunder, interest on such outstanding balance at a rate of eighteen percent (18%) per annum, such interest to accrue from the date that is thirty (30) days from and after the date this Promissory
Note is due or the date of such earlier demand therefor until such balance and the accrued interest thereon are paid in full. Makers further agree to pay all costs of collection, including reasonable attorneys' fees and paralegal charges incurred through all appellate levels and in any bankruptcy and post-judgment proceedings, in the event of any failure of the Makers to pay when due any sum payable under this Promissory Note.

            This Promissory Note is made incident to the Loan Agreement of even date herewith and will be secured by a deed of trust covering certain real estate located at 33831 Grenada Drive, Dana Point, California 92629 (the "California Deed of Trust"), as more particularly described in the California Deed of Trust, and by a deed to secure debt covering certain real estate located at 13446 Providence Road, Alpharetta, Georgia 30201 (the "Georgia Deed to Secure Debt") as more particularly described in the Georgia Deed to Secure Debt (the properties encumbered by the California Deed of Trust and the Georgia Deed to Secure Debt are hereinafter referred to collectively as the "Mortgaged Premises"). This Promissory Note is entitled to all the benefits of the Loan Agreement, the California Deed of Trust and the Georgia Deed to Secure Debt and specific reference is made to such Loan Agreement, the California Deed of Trust and the Georgia Deed to Secure Debt for all purposes. The terms and conditions of the Loan Agreement are hereby made part of this Promissory Note to the extent and with the same effect as if they were fully set forth herein.

            Makers waive presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Promissory Note, notice of any event of default under the Loan Agreement, the California Deed of Trust or the Georgia Deed to Secure Debt and all other notices or demands otherwise required by law that the Makers may lawfully waive. Makers expressly agree that this Promissory Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of Makers. No unilateral consent or waiver by EMI with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Promissory Note shall be valid and binding unless in writing and signed by EMI.

            The rights and obligations of Makers and all provisions hereof shall be governed by and construed as a sealed instrument in accordance with the laws of the State of Georgia.

            Makers shall remain primarily liable on this Promissory Note, the Loan Agreement, the California Deed of Trust and the Georgia Deed to Secure Debt until full payment, and such obligation shall not be affected by any alienation of the Mortgaged Premises, by any agreement or transaction between EMI and any subsequent owner or alienee of the Mortgaged Premises as to payment of principal, interest or other moneys, by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by Makers.

            EMI and Makers hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Promissory Note and any document contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether oral or written) or actions of either party. The preceding provision is a material inducement for EMI accepting this Promissory note.

            All of the provisions hereof shall be binding upon and inure to the benefit of the undersigned and holder and their respective personal representatives, successors and assigns.

            IN WITNESS WHEREOF, Makers have caused this Promissory Note to be duly executed, sealed and delivered in Atlanta, Georgia on the day and year first above written.


                                      /s/ Vince Pisano           [Seal]
                                      ---------------------------
                                      VINCE PISANO


                                      /s/ Gail E. Pisano         [Seal]
                                      ---------------------------
                                      GAIL PISANO




                                      -2-